UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026 (February 24, 2026)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Innovation Point, 5th Floor Fort Mill, SC		29715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (803) 650-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

On February 25, 2026, Shoe Carnival, Inc. (the “Company”) issued a press release announcing, among other things, certain preliminary results for its fiscal year ended January 31, 2026, which preliminary results remain subject to the completion of normal year-end accounting and auditing procedures.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Interim President and Chief Executive Officer

On February 24, 2026, the Board of Directors (the “Board”) of the Company appointed Clifton E. Sifford to serve as the Company’s Interim President and Chief Executive Officer. Mr. Sifford currently serves as the Vice Chairman of the Board and will continue in that role as well. Mr. Sifford was also designated as the Company’s principal executive officer, effective as of February 24, 2026.

Mr. Sifford, age 72, has served as the Company’s Vice Chairman of the Board since October 2021. He served as the Company’s Vice Chairman of the Board and Chief Executive Officer from September 2019 to September 2021. Mr. Sifford also served as the Company’s President and Chief Executive Officer from October 2012 to September 2019, as the Company’s Chief Merchandising Officer from October 2012 to March 2016, as the Company’s Executive Vice President – General Merchandise Manager from June 2001 to October 2012, and as the Company’s Senior Vice President – General Merchandise Manager from April 1997 to June 2001.

As of the date of the filing of this Current Report on Form 8-K, the Company has not entered into any compensatory agreements, arrangements or understandings in connection with Mr. Sifford’s appointment as Interim President and Chief Executive Officer. There are no arrangements or understandings between Mr. Sifford and any other person pursuant to which he was appointed as Interim President and Chief Executive Officer of the Company. In addition, there are no family relationships between Mr. Sifford and any other director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Former President and Chief Executive Officer

On February 24, 2026, Mark J. Worden departed from his position as President and Chief Executive Officer of the Company. In connection with his departure, on February 24, 2026, Mr. Worden resigned as a member of the Board, effective immediately. Mr. Worden’s departure was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Pursuant to the terms of the Amended and Restated Employment and Noncompetition Agreement, dated as of November 1, 2024, between the Company and Mr. Worden (the “Employment Agreement”), in connection with his departure, the Company will provide Mr. Worden with the payments required to be made to him under the terms of the Employment Agreement upon a termination without cause, subject to Mr. Worden executing and delivering a release of claims against the Company and complying with the covenants set forth in the Employment Agreement.

Item 7.01 Regulation FD Disclosure.

The following information shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The press release issued by the Company on February 25, 2026 also announced the appointment of Mr. Sifford as the Company’s Interim President and Chief Executive Officer, effective as of February 24, 2026, as described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibits
99.1	Press Release of the Company dated February 25, 2026
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)
Date: February 25, 2026	By:	/s/ W. Kerry Jackson
W. Kerry Jackson Executive Vice President and Chief Financial Officer